UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2013

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	001-34889	58-2659667
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 8, 2013, Charter Financial Corporation, a Maryland corporation (“Charter Financial”), announced that it had completed its second-step conversion and related public offering. CharterBank is now 100% owned by Charter Financial and Charter Financial is 100% owned by public stockholders. Charter Financial sold 14,289,429 shares of common stock at $10.00 per share in the offering.

Concurrent with the completion of the offering, shares of common stock of Charter Financial Corporation, a federal corporation (the “Company”), owned by public stockholders have been converted into the right to receive 1.2471 shares of Charter Financial’s common stock for each share of the Company’s common stock that they owned immediately prior to completion of the transaction. Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share. As a result of the offering and the exchange, Charter Financial now has approximately 22,752,682 shares outstanding and gross offering proceeds of $142.9 million.

A press release announcing the closing of the reorganization and stock offering is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION (Registrant)
DATE: April 8, 2013	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Chief Financial Officer